Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of
security holders

Nuveen Dividend Advantage
Municipal Fund 2
333-53240, 811-10255

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 21, 2005, under
Conformed Submission Type DEF
14A, accession number 0000950137-
05-007664.